Exhibit 99.1

Freight Technologies Announces First Quarter 2025 Results

Gross margin % improvement | Lower net loss | Fleet Rocket launch

HOUSTON - May 20, 2025 — Freight Technologies, Inc. (Nasdaq: FRGT; “Fr8Tech” or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions, released its results for the first quarter ended March 31, 2025, on May 16, 2025.

“In the first quarter of 2025, the Company continued to build on the transformative progress of 2024. We delivered further improvements across several key metrics including gross margins and cash flow from operations, extended agreements with several multinational enterprises, successfully launched Fleet Rocket, and introduced our advanced AI-powered Tendering Bot. Despite initial headwinds from a challenging and uncertain macroeconomic trade environment, we were able to progress the profitability of the brokerage business and advance our solution set. We remain focused on our mission and commitment to leading digital logistics innovation,” said Javier Selgas, CEO of Fr8Tech.

Business Highlights

●	Launched Fleet Rocket, a cost-effective Transportation Management System (TMS) software solution to optimize freight brokerage and shipping operations.

●	Released several new features and capabilities to Fr8App and Fr8Fleet including: AI-powered Tending Bot; mobile app for dispatchers; new tracking integrations with GPS providers and facility locations; attendance control; WhatsApp notifications updates; multi-stop documentation; and additional integrations with customer platforms.

●	Started the Fr8Tech AI Lab in collaboration with the University of Monterrey to sustain ongoing development of AI-based technologies to transform logistics operations.

●	Purchased $5.2 million of FET tokens to initiate a cryptocurrency treasury and to collaborate with the Fetch Foundation to accelerate AI-driven product developments.

Financial Highlights

●	Gross margin percentage increased 7.0% year-over-year to 12.4% in Q1 2025 from 5.4% in Q1 2024, as the Company remained focused on profitable routes in the cross-border and domestic spot markets and realized efficiencies in its dedicated services.

●	Cash flow from operations improved by $0.2 million year-over-year to ($3.1) million in Q1 2025 from ($3.3) million in Q1 2024 primarily due to improved margins.

●	Net loss improved year-over-year by $0.7 million to ($1.6) million in Q1 2025 from ($2.3) million in Q1 2024, on higher gross margins percentage and lower operating expenses.

2025 Annual Outlook

Primarily as a result of the expected economic impact of higher tariffs on US-Mexico cross border trade, the Company is lowering the high-end of its revenue and margin outlook for 2025. The Company believes it can recover most, if not all, cross-border volume with domestic shipments across Fr8App and Fr8Fleet, but remains cautious given the current uncertainty surrounding official trade policy between the two countries. Revised outlook for 2025 is:

●	Revenue: $20 million to $23 million

●	Gross Profit: $2 million to $2.8 million

●	Operating Loss: -$4.2 million to -$5.5 million

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless Over-the-Road (OTR) B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide and Fleet Rocket a nimble, scalable and cost-effective Transportation Management System (TMS) for brokers, shippers, and other logistics operator Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions. The company is headquartered in Houston, Texas. For more information, please visit fr8technologies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the Securities Exchange Commission.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Quarter ended March 31, 2025 as compared to the quarter ended March 31, 2024

Schedule I

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended March 31
	2025	2024
Revenue	$4,100,640	$4,287,760
Cost and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	3,593,300	4,056,627
Compensation and employee benefits	1,254,789	1,454,341
General and administrative	596,753	731,537
Sales and marketing	16,045	18,794
Depreciation and amortization	103,854	110,207
Total cost and expenses	5,564,741	6,371,506

Operating loss	(1,464,101)	(2,083,746)

Other income and expenses
Interest expense, net	(134,864)	(172,704)
Income (loss) before provision for income taxes	(1,598,965)	(2,256,450)

Income tax expense	3,081	-

Net loss	$(1,602,046)	$(2,256,450)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.73)	$(10.76)
Basic and diluted weighted average shares outstanding	2,182,281	209,737

Net loss	$(1,602,046)	$(2,256,450)
Other comprehensive gain (loss) net of tax
Foreign currency translation gain (loss)	20,820	161,140
Comprehensive loss	$(1,581,226)	$(2,095,310)

The accompanying notes are an integral part of these consolidated financial statements.

Schedule II

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (unaudited)	December 31, 2024 (audited)
ASSETS:
Current assets:
Cash and cash equivalents	$416,476	$204,032
Accounts receivable, net	3,843,152	3,533,330
Unbilled receivables	2,038,500	520,037
Prepaid expenses and other current assets	1,312,075	792,147
Total current assets	7,610,203	5,049,546

Capitalized software, net	556,641	574,109
Property and equipment, net	10,818	13,238
Other long-term assets	29,228	39,988
Security deposits	7,818	7,818
Cryptocurrencies	5,200,000	-
Other intangible assets, net	5,342	5,546
Total assets	$13,420,050	$5,690,245

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$1,717,688	$1,442,517
Accrued expenses	1,286,134	1,280,563
Short-term borrowings	3,812,841	3,343,710
Income tax payable	281,296	278,215
Insurance financing payable	162,993	-
Total current liabilities	7,260,952	6,345,005
Total liabilities	7,260,952	6,345,005

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A preferred stock, $0.0001 par value, unlimited shares authorized; 5,667,418 and 1,815,438 issued and outstanding at March 31, 2025 and December 31, 2024, respectively	567	182
Series B preferred stock, $0.0001 par value, 21,000,000 shares authorized;1,262,074 issued and outstanding at March 31, 2025 and December 31, 2024	126	126
Series seed preferred stock, $0.0001 par value, 25,000 shares authorized; 7,020 issued and outstanding at March 31, 205 and December 31, 2024	-	-

Ordinary shares, no par value, (**) unlimited shares authorized; 2,265,074 and 2,185,074 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	-	-
Additional paid-in capital	53,905,074	45,510,375
Accumulated deficit	(46,518,825)	(44,916,779)
Accumulated other comprehensive loss	(1,227,844)	(1,248,664)
Total stockholders’ equity (deficit)	6,159,098	(654,760)
Total liabilities and stockholders’ equity (deficit)	$13,420,050	$5,690,245

(*)	List of authorized shares for Series A preferred
a.	Series A1A preferred shares: 10,000,000 authorized shares
b.	Series A2 preferred shares: 3,000,000 authorized shares
c.	Series A4 preferred shares: unlimited authorized shares
(**)	Ordinary Share par value was change to no par value in June 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Schedule III

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,602,046)	$(2,256,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	103,854	110,207
Share-based compensation	225,083	263,188
Non-cash interest	-	464,726
Changes in operating assets and liabilities:
Accounts receivable	(249,771)	(887,971)
Unbilled receivables	(1,504,593)	159,797
Prepaid expense and other assets	(315,145)	2,534
Accounts payable	258,232	(187,550)
Accrued expenses	(15,124)	(930,936)
Income tax payable	3,081
Net cash used in operating activities	(3,096,429)	(3,262,455)

Cash flows from investing activities:
Capitalization of software development costs	(73,499)	(86,399)
Purchase of property and equipment	-	(1,881)
Net cash used in investing activities	(73,499)	(88,280)

Cash flows from financing activities:
Proceeds from notes payable, net of discounts	-	750,000
Repayment of insurance financing payable	(17,418)	(31,429)
Repayment of short-term borrowings	(2,979,508)	(3,960,397)
Proceeds from short-term borrowings	3,448,639	5,411,274
Proceeds from the issuance of Series A4 Shares	2,970,000	-
Transaction cost relating to issuance of stock	-	(20,250)
Net cash provided by financing activities	3,421,713	2,149,198

Net increase (decrease) in cash and cash equivalents	251,785	(1,201,537)

Effect of exchange rate changes on cash and cash equivalents	(39,341)	24,414

Cash and cash equivalents at beginning of the period	204,032	1,560,105
Cash, cash equivalents and restricted cash at end of the period	$416,476	$382,982

Supplemental disclosure of cash flow information
Cash paid for interest	$134,864	$173,465

Supplemental disclosure of non-cash activity
Financing of insurance premiums	$180,411	$222,891
Issuance of 2,311,248 Series A4 preferred stock	$5,200,000	$-

Reconciliation of cash, cash equivalents, and restricted cash reported in the consolidated balance sheet
Cash and cash equivalents	$416,476	$382,982
Total cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$416,476	$382,982

The accompanying notes are an integral part of these consolidated financial statements.

Fr8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com